June 5, 2001

OFICS Filer Support
Mail Stop O-7
SEC Operations Center
6432 General Green Way
Alexandria, VA  22313-2413

Re:      Telephone and Data Systems, Inc.
File No. 1-14157
----------------

Ladies and Gentlemen:

On behalf of Telephone and Data Systems, Inc. (the "Company"), transmitted herewith for filing under the Securities Exchange Act of 1934, as amended, is the Company's Current Report on Form 8-K. If you have any questions regarding the foregoing, please call the undersigned at (608) 664-8340.



                                              Sincerely,
                                              TELEPHONE AND DATA SYSTEMS, INC.

                                              /s/ Michael A. Gasser
                                              --------------------------------
                                              Michael A. Gasser
                                              Manager - Accounting and Reporting

                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 31, 2001
                                                           ------------


                        TELEPHONE AND DATA SYSTEMS, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                           1-14157                    36-2669023
--------                           -------                    ----------
(State or other                    (Commission                (IRS Employer
jurisdiction of                    File Number)               Identification
incorporation)                                                No.)


   30 North LaSalle Street, Chicago, Illinois                  60602
------------------------------------------------             ---------
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (312) 630-1900


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.
          -------------------------------------

On May 31, 2001, Telephone and Data Systems, Inc.'s 35,837,271 VoiceStream Wireless Corporation common shares were converted into 131,461,861 Deutsche Telekom AG ordinary shares and $570.0 million of cash. Each VoiceStream share held by TDS was converted into 3.6683 shares of Deutsche Telekom and $15.9062 of cash. This transaction was a result of the merger of VoiceStream Wireless Corporation with a subsidiary of Deutsche Telekom.

A copy of the TDS news release is attached as an exhibit to this Current Report on Form 8-K.


Item 7.  Financial Statements and Exhibits
         ---------------------------------

         Exhibits
         --------
The exhibits accompanying this report are listed in the accompanying Exhibit Index.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.




Telephone and Data Systems, Inc.
(Registrant)

Date:    June 5, 2001


By:   /s/ D. Michael Jack
      -----------------------------------
          D. Michael Jack
          Vice President and Controller
          (Principal Accounting Officer)

                                  EXHIBIT INDEX



Exhibit Number                        Description of Exhibit
--------------                        ----------------------

   99.1 News release announcing the conversion of VoiceStream shares into Deutsche Telekom shares and cash.